Exhibit 99.1
Ixia Announces 2011 First Quarter Results
26 Percent Year-Over-Year Revenue Growth
CALABASAS, CA, April 21, 2011 — Ixia (Nasdaq:XXIA) today reported its financial results for the first quarter ended March 31, 2011.
Total revenue for the 2011 first quarter grew to a record $78.5 million, an increase of 26 percent compared with $62.0 million reported for the 2010 first quarter and up $0.7 million compared with $77.8 million reported in the immediately preceding quarter.
On a GAAP basis, the company recorded net income for the 2011 first quarter of $7.1 million, or $0.10 per diluted share, compared with net income of $0.9 million, or $0.01 per diluted share, for the 2010 first quarter.
Non-GAAP net income for the 2011 first quarter increased 268 percent to $12.2 million, or $0.16 per diluted share, compared with non-GAAP net income of $3.3 million, or $0.05 per diluted share, for the 2010 first quarter.
Additional non-GAAP information and reconciliation of our non-GAAP measures to comparable GAAP measures for the 2011 and 2010 first quarters may be found in the attached financial tables.
“We are very pleased to report strong results for our first quarter of 2011, including non-GAAP gross margin of over 80 percent and non-GAAP operating margin of over 22 percent,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “We continue to realize more operating leverage out of our model as we scale our business and in the first quarter of 2011, we reported our highest non-GAAP operating margin in over four years.
“Ixia is benefiting from global communication trends that have propelled our growth and the market’s growth over the past year,” continued Mr. Bhatnagar. “Key performance metrics of networks have changed from the bits and bytes of Layer 1-2 transport to more complex Layer 3-7 network services, such as application performance, quality of video and monetizing media. These protocol rich higher layers of the network are where Ixia’s test and simulation solutions excel and lead the market in innovation and performance. Additionally, barring another macroeconomic setback, we believe that the recent increased momentum for LTE proof of concept testing, as well as the convergence of data center, storage and server testing, will help drive our momentum throughout 2011.”

Ixia ended the first quarter with approximately $354 million in cash and investments, compared with $339 million at December 31, 2010.
Conference Call and Webcast Information
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2011 first quarter results and its business outlook for the 2011 second quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP interest income and other, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices and applications. Ixia’s multiplay test systems address the growing need to test voice, video and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com. Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia.
Safe Harbor under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this document are forward-looking statements, including, without limitation, statements regarding, growth, profitability and future business. In some cases, such forward looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other items: changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products, and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Contact:
The Blueshirt Group
Investor Relations
Maria Riley 415-217-7722
or
Tom Miller, Chief Financial Officer
Dir: 818-444-2325
tmiller@ixiacom.com

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$73,286	$76,082
Short-term investments in marketable securities	175,766	151,696
Accounts receivable, net	65,849	67,838
Inventories	31,532	28,965
Prepaid expenses and other current assets	10,315	12,647

Total current assets	356,748	337,228

Investments in marketable securities	104,799	111,440
Property and equipment, net	23,938	22,745
Intangible assets, net	49,186	52,778
Goodwill	59,384	59,384
Other assets	6,082	6,308

Total assets	$600,137	$589,883

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,793	$9,924
Accrued expenses	28,204	33,778
Deferred revenues	36,835	37,505
Income taxes payable	—	1,648

Total current liabilities	72,832	82,855

Deferred revenues	8,411	9,170
Other liabilities	6,790	6,378
Convertible senior notes	200,000	200,000

Total liabilities	288,033	298,403

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at March 31, 2011 and December 31, 2010; 68,630 and 67,613 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	122,761	115,590
Additional paid-in capital	139,489	133,249
Retained earnings	47,296	40,187
Accumulated other comprehensive income	2,558	2,454

Total shareholders’ equity	312,104	291,480

Total liabilities and shareholders’ equity	$600,137	$589,883

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2011	2010
Revenues:
Products	$64,927	$50,669
Services	13,534	11,372

Total revenues	78,461	62,041

Costs and operating expenses:(1)
Cost of revenues — products	14,021	11,445
Cost of revenues — services	1,478	1,508
Research and development	18,519	18,639
Sales and marketing	22,918	19,161
General and administrative	8,398	8,867
Amortization of intangible assets	3,690	5,058
Acquisition and other related	—	1,123
Restructuring	—	3,490

Total costs and operating expenses	69,024	69,291

Income (loss) from operations	9,437	(7,250)
Interest income and other, net	538	8,787
Interest expense	(1,800)	—

Income before income taxes	8,175	1,537
Income tax expense	1,066	668

Net income	$7,109	$869

Earnings per share:
Basic	$0.10	$0.01
Diluted	$0.10	$0.01

Weighted average number of common and common equivalent shares outstanding:
Basic	68,121	63,496
Diluted	71,433	64,785

(1) Stock-based compensation included in:
Cost of revenues — products	$136	$123
Cost of revenues — services	51	46
Research and development	1,374	1,201
Sales and marketing	1,041	835
General and administrative	1,259	591

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended March 31,
	2011		2010
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total revenues	$78,461	100%	$62,041	100%

Total cost of revenues — GAAP	$15,499	19.8%	$12,953	20.9%
Inventory adjustment(a)	—	—	306	0.5%
Stock-based compensation(b)	(187)	-0.3%	(169)	-0.3%

Total cost of revenues — Non-GAAP	$15,312	19.5%	$13,090	21.1%

Gross margin — GAAP	$62,962	80.2%	$49,088	79.1%
Effect of reconciling items(c)	187	0.3%	(137)	-0.2%

Gross margin — Non-GAAP	$63,149	80.5%	$48,951	78.9%

Operating expenses — GAAP	$53,525	68.2%	$56,338	90.8%
Amortization of intangible assets(d)	(3,690)	-4.7%	(5,058)	-8.2%
Acquisition and other related(e)	—	—%	(1,123)	-1.8%
Restructuring(f)	—	—%	(3,490)	-5.6%
Stock-based compensation(b)	(3,674)	-4.7%	(2,627)	-4.2%
Legal and contract settlements(g)	(900)	-1.1%	—	—%

Operating expenses — Non-GAAP	$45,261	57.7%	$44,040	71.0%

Operating margin — GAAP	$9,437	12.0%	$(7,250)	-11.7%
Effect of reconciling items(h)	8,451	10.8%	12,161	19.6%

Operating margin — Non-GAAP	$17,888	22.8%	$4,911	7.9%

Interest income and other, net — GAAP	$538	0.7%	$8,787	14.2%
Auction rate securities settlements(i)	—	—%	(8,925)	-14.4%

Interest income and other, net — Non-GAAP	$538	0.7%	$(138)	-0.2%

Income tax expense — GAAP	$1,066	1.4%	$668	1.1%
Effect of reconciling items(j)	3,391	4.3%	796	1.3%

Income tax expense — Non-GAAP	$4,457	5.7%	$1,464	2.4%

Net income — GAAP	$7,109	9.1%	$869	1.4%
Effect of reconciling items(k)	5,060	6.4%	2,440	3.9%

Net income — Non-GAAP	$12,169	15.5%	$3,309	5.3%

Diluted earnings per share — GAAP	$0.10		$0.01
Effect of reconciling items(l)(m)	0.06		0.04

Diluted earnings per share — Non-GAAP	$0.16		$0.05

(a)	This reconciling item represents a cost of sales timing adjustment between the first quarter and second quarter of 2010 due to the deferral of certain inventory costs.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation and Agilent Technologies’ N2X Data Network Testing Product Line. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(e)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(f)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)	This adjustment includes a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract. We believe that by excluding this one-time charge, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (d), (e), (f) and (g).

(i)	This reconciling item represents settlement proceeds received during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our previous investments in auction rate securities with an aggregate par value of $19.0 million. As these proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(j)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (d), (e), (f), (g) and (i) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(k)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (d), (e), (f), (g) and (i), net of tax.

(l)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (d), (e), (f), (g) and (i), net of tax, on a diluted per share basis.

(m)	This reconciling item for the 2011 first quarter non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP dilutive earnings per share calculation.